UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: April 2, 2012

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA	94404
(Address of principal executive offices)	(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 2, 2012, Professor Trevor Jones advised the Board of Directors (the “Board”) of SciClone Pharmaceuticals, Inc. (the “Company”) that he was resigning from his position as Director, effective as of that date, in order to pursue other commitments. Prof. Jones’ resignation was not related to any disagreement or dispute with the Company’s management or the other members of the Board.

On April 6, 2012, the Company announced that Dr. Israel Rios resigned from his position as the Company’s Senior Vice President, Medical Affairs and Chief Medical Officer, effective as of that date. The Company and Dr. Rios expect to enter into an agreement containing terms substantially consistent with the Executive Severance Agreement dated May 4, 2010 which provides that if Dr. Rios’ employment is terminated without “Cause,” and subject to Dr. Rios’ execution of a general release of claims, Dr. Rios is entitled to a severance payment equal to twelve months of his then current base salary and a payment of 50% of the average of the annual performance bonus paid over the prior two fiscal years to Dr. Rios.

The press release announcing Professor Jones’ and Dr. Rios’ resignations is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) The following exhibits are included with this Current Report on Form 8-K:

Exhibit 99.1	Press Release dated April 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2012	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Titus
Gary S. Titus
Chief Financial Officer and Senior Vice President, Finance